June 2020 William Blair 2020 Growth Stock Conference

Disclaimer IMPORTANT: You must read the following information before continuing to the rest of the presentation, which is being provided to you for informational purposes only. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements include assumptions about our financial outlook for the second quarter, the resiliency of our business model, funding sources, liquidity and leverage, the market opportunities, the impact of COVID-19 on our financial results, our belief that we are well positioned to manage through the COVID-19 pandemic and to grow after the crisis abates, our belief in the growth opportunities provided through our relationship with Stride Bank and the timing of those opportunities. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions and judgments, including the effects on our business of the COVID-19 pandemic, its impact on our ability to continue to service our customers, our revenue and overall financial performance and the manner in which we are able to conduct our operations, increases in charge-offs in light of the impact of the COVID-19 pandemic, our ability to execute on our business strategy and our ability to accurately predict our future financial results. These assumptions and judgments may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are important factors both within and outside of our control that could cause our actual results to differ materially from those in the forward- looking statements. These factors include the impact of COVID-19 on the macro-economic environment and how that may impact our customers and other parties with whom we do business, our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; errors in our internal forecasts; our level of indebtedness; our ability to integrate acquired businesses; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers; disruption caused by employee or third-party theft and errors in our stores as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason. Non-GAAP Financial Measures In addition to the financial information prepared in conformity with U.S. GAAP, we provide in this presentation certain “non-GAAP financial measures,” including: Adjusted Net Income (Net Income from continuing operations minus certain non-cash and other adjusting items); Adjusted Earnings Per Share (Adjusted net income divided by diluted weighted average shares outstanding); Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in our consolidated financial statements); and Adjusted Return on Average Assets. Such measures are intended as a supplemental measure of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company presents Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets because it believes that, when viewed with the Company’s GAAP results and the accompanying reconciliation, such measures provide useful information for comparing the Company’s performance over various reporting periods as they remove from the Company’s operating results the impact of items that the Company believes do not reflect its core operating performance. Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets are not substitutes for net earnings, cash flows provided by operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets. Although the Company believes that Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets can make an evaluation of its operating performance more consistent because they remove items that do not reflect its core operations, other companies in the Company’s industry may define Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets differently than the Company does. As a result, it may be difficult to use Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets to compare the performance of those companies to the Company’s performance. Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets should not be considered as measures of the income generated by the Company’s business or discretionary cash available to it to invest in the growth of its business. The Company’s management compensates for these limitations by reference to its GAAP results and using Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets as supplemental measures. Reconciliations of non-GAAP metrics utilized in this presentation to their closest GAAP measures can be found in slides 26 – 30. The presentation is confidential and may not be reproduced, redistributed, published or passed on to any other person, directly or indirectly, in whole or in part, for any purpose. This document may not be removed from the premises, and by accepting this document and attending the presentation, you agree to be bound by the foregoing limitations. If this document has been received in error it must be returned immediately to us. 2

CURO at a Glance Business Overview Diversifying Geographic and Product Footprint • Founded in 1997, CURO is a tech-enabled, multi-channel (Gross Revenue in $Millions) (1) and multi-product consumer finance company serving a $1,200 13.9%, Canada wide range of underbanked consumers in the U.S. and Multi-Pay and Canada, and a market leader in the industry based on Ancillary revenues 1.8%, Canada $1,000 Multi-Pay and 6.6%, Canada Ancillary Single-Pay • Strong position in each of its markets 10.0%, U.S. $800 Single-Pay • Rapidly gaining market share in large fragmented 21.9%, Canada markets Single-Pay $600 14.8%, U.S. • Large online lending presence Single-Pay 69.5%, U.S. $400 Multi-Pay and • United States: 27 states Ancillary 61.5%, U.S. Multi-Pay and • Canada: Alberta, Nova Scotia, Ontario, $200 Ancillary Saskatchewan and British Columbia • Dominant storefront presence with 418 total locations $- 2016 TTM Q1 2020 • United States: 214 stores in 14 states • Canada: 204 stores in 7 provinces and territories Strong and Expanding Portfolio of Brands 3 (1) Gross Revenue from Continuing Operations.

Managing COVID-19

Performance

2020 Weekly Application Volume



100%
75%
50%
25%
0%
2/22
3/7
3/21
4/4
4/18
5/2
5/16
5/30

Loan Balances [(1)]
($ in millions)



$750
$600
$450
$300
$150
$
$615
$618
$634
$620
$540
$499
Mar-19
Apr-19
May-19
Mar-20
Apr-20
May-20

- Early-stage delinquencies declined from mid-April peak through end of May to levels that are 26% below the same period a year ago
- Cash = $250 million (5/31/20)
- Total liquidity = $340 million (5/31/20)

Customers

- Stores designated as essential; some reduction in service hours
- Extensive cleaning, sanitizing and social distancing protocols
- Serving customers seamlessly across our omni-channel platform including online and mobile app
- Customer Care Program:
  - Forbearance extended to over 11% of our active loans
  - Returned item and late fees suspended
  - $37.7 million in stimulus checks cashed at no charge, saving 25,000 recipients nearly $750,000

Employees and Communities

- Store associates paid for full hours despite reduced operating hours
- Corporate and contact center associates nearly 100% work-from-home since March 30
- Work-from-home stipends
- No layoffs or furloughs
- Enhanced sick-pay plans
- Extended unused vacation availability
- Committed $500,000 of financial support and local volunteer support to Frontline Foods to deliver meals to hospital workers in Wichita, KS and Toronto, ON

Q2 2020 Financial Outlook [(2)]

- Revenue in the range of $180 - $190 million
- Adjusted Diluted Earnings per Share in the range of $0.40 - $0.55

(1) Includes Company-Owned Loans and Loans Guaranteed by the Company under CSO programs.
(2) Refer to slide 30 for a reconciliation of non-GAAP metrics to the closest comparable GAAP metrics

4

Powering Innovation for Underbanked Consumers Differentiated, omni- channel platform, with balanced store/online mix Strong competitive Multi-faceted marketing position in attractive approach and and stable markets sophisticated customer analytics SERVING THE NON-PRIME CUSTOMER Proprietary credit New Revolve bank decisioning model, with account product and a 20+ year track record bank-sponsored Verge of profitability across Credit product expand credit cycles growth opportunities Recession-resilient business – strong financial position and diversified funding sources 5

Leading Large-Scale Lender To Underbanked Consumers With Track Record of Profitability Across Credit Cycles (1) $1,200 Annual Revenue ($ millions) $1,000 $800 $600 $400 $200 $ 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 1997 – 2007 2008 – 2013 2014 – Present Focused branch development in U.S. Channel, product and geographic Broad product diversification and diversification brand development; omni-channel . Company founded with first location in Riverside, California . Began offering installment loans . Installment loan and open-end credit . Launched analytical brand marketing . Launched online lending platforms product expansion . Expanded into additional states . International expansion to Canada . Mobile optimized sites and apps . Refined best-in-class omni-channel platform (1) Leading large-scale lender in terms of revenue.

CURO FINANCIAL TECHNOLOGIES CORP

Large Addressable Market in US is Underserved

Large Total Addressable Market

- Over 100 million potential underbanked borrowers (1)
- 39% of American adults could not cover an emergency expense of $400 without assistance (2)

Favorable Customer Trends

- 80% of respondents in a comprehensive 2018 study bank online at least monthly and 71% conduct transactions using a mobile banking app (3)
- Preference for installment and open-end loan products
  - Funded online installment loans have increased over 600% since 2014 vs. online single-pay loans which have increased approximately 100% (4)

Providers of credit to U.S. population by FICO band (5)


21.8%
20.2%
16.2%
13.0%
9.6%
8.1%
6.8%
4.2%
>800
750–799
700–749
650–699
600–649
550–599
500–549
<500
Banks
Specialized consumer lenders
Credit unions
Marketplace lenders
Credit cards
Broker dealers
Marketplace lenders
Specialized consumer lenders
Non-prime Credit cards
Over 100 million Americans are underserved by traditional finance companies

(1) In the U.S. (internal / Experian)
(2) May 2019 Federal Reserve System Board of Governors Report on the Economic Well-Being of U.S. Households in 2018
(3) May 2018 Deloitte global consumer survey on digital banking (filtered for U.S. only)
(4) Clarity Services Inc. 2019 Alternative Financial Services Lending Trends; 2014 indexed at 100 for comparative growth illustration; funded loan volume measure in dollars.
(5) April 2018; FICO.

7

Evolving U.S. Competitive Landscape Near Prime Non-Prime Under- banked Online Only Branch / Omni-channel 8

Canadian Market Remains Very Attractive Large Stable Addressable Market Canadian Consumers Total Debt by Risk Tier • Approximately 30 million credit- Near-prime 20.7% active Canadian adults as of Q4 Prime 2019 (1) Sub-prime 14.8% 12.4% • 12% of credit-active Canadian adults (over 3 million) are considered sub- prime in the 300-639 FICO score range (1) Prime plus 14.8% • Non-prime credit addressable Super-prime market estimated at approximately 37.2% $200 billion CAD (2) • Total non-prime customers have continued to increase YoY; balances Source: TransUnion Industry Insights Summary, 1st Quarter 2020 outstanding to these customers remain stable despite current market Only Two Competitors at Scale volatility (2) • Canadian market share led by CURO’s Cash Money and Lend Direct brands as well as Go Easy and Money Mart 9 (1) TransUnion Credit Vision Risk data through December 2019 (2) TransUnion Industry Insights Summary, 1st Quarter 2020

Omni-Channel Platform Supports “Call, Click or Come In” Source customers from a broad base with high retention rates Category-killer stores Synergistic lead funnel for promote brand awareness storefront channel Distinctive and Enhances customer recognizable branding experience Convenient locations with Over 85% of web visitors many open 7 days/week are on mobile (1) Higher approval rates with Site to store: over 50,000 better credit performance loans in Q1 2020 (2) 10 (1) For the three months ended March 31, 2020. (2) New and reactivated customers

Comprehensive Product Offerings and Diversified Revenue (1) Open-End Unsecured Secured Single-Pay (Line of Credit) Installment Installment Online & in-store: Online & in-store: Online and in-store: Channel Online & in-store: 16 U.S. states and 7 U.S. states 12 U.S. states & Canada 8 U.S. states and Canada Canada Average Loan Size $892 $563 (2) $1,099 (2) $314 Revolving / Up to 60 months Up to 24 months Up to 62 days Duration Open-ended Daily interest rates ranging Average monthly Average monthly Fees ranging from $13 Pricing from 0.13% in Canada and 16.5% 12.5% interest rate (3) interest rate (3) to $25 per $100 borrowed 0.55% to 0.99% in the U.S. Loans $314 million $177 million (2) $74 million (2) $53 million Receivable Q1 2020 Consolidated Revenue Q1 2020 Channel Distribution Increasing Installment & Open-End Focus (% of revenue) (% of revenue) (% of revenue) Installment & Open-End 78.2% 78% $281 Online Stores 59% Ancillary million 5.7% 47% 53% Canada 19% Single-pay 6.1% U.S. Single-pay FY 2010 FY 2016 Q1 2020 10.0% (1) As of 3/31/20 11 (2) Includes CSO loans. (3) Weighted average of the contractual interest rates for the portfolio as of 3/31/20. Excludes CSO.

Strong Loan Growth Driven by Success of Open-End Gross Combined Loans Receivable quarterly comparison (1) ($Millions) Open-end Other Multi-pay and Single Pay $742 $731 $677 $652 $617 $615 $621 $407 $416 $492 $490 $394 $447 $307 $426 $445 $374 $395 $433 $341 $347 $290 $273 $399 $253 $444 $414 $375 $368 $311 $322 $262 $335 $246 $315 $314 $227 $283 $241 $207 $184 $91 $48 $52 $26 $27 $28 $30 $26 $27 $32 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 12 (1) Gross combined loans receivable is sum of Company-owned gross loans receivable and gross loans receivable guaranteed by the Company.

Canada – Successful Launch of Multi-Pay Loans CURO Provides Product Leadership Sustained and diversified loan portfolio growth ($ in millions, CAD) • CURO’s Open-End product is unique in the Open End Single Pay Unsecured Installment Canadian market $450 • Multi-payment loans regulated at the national $400 level at rates that result in yields of $350 approximately 47% $300 $250 • CURO offers optional third-party insurance $200 product for multi-payment loans $150 $100 • Covers up to 6 months of payments up to $50 $2,000 in the event of job loss or disability $0 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 3/31/2020 • Approximately 65% of all multi-payment loans have active insurance coverage Revenue mix shift ($ in millions, USD) • Approximately 2% of active loans have payments currently made by insurance Open End Single Pay Unsecured Installment Ancillary $250 $200 $150 $100 $50 $0 2015 2016 2017 2018 2019 TTM Q1 2020 13

Proprietary Centralized IT and Analytics Platform Supports rapid, nimble change for credit environment, regulations and new product launches Optimize loss rates Continuous and minimize model effective customer updates acquisition costs Almost 20 years of customer data Over 88 million applications 165 IT professionals and 80 Marketing, Structured, proprietary Risk and Analytics professionals Monitor operational changes to model development and address short-term changes to risk deployment process environment Third-party reporting +11,000 potential risk analytic– variables Advanced data relevancy techniques $19.0 billion 47.9 million total credit total loans extended since since 2010 2010 14 Note: Data as of 5/31/20.

Multi-faceted Marking Strategy and Deep Data Analysis Integrated Global Marketing, Risk and Credit Analytics team consisting of 80 professionals Real time optimization of marketing spend using credit data 15

Continued Diversification = New Growth Opportunities • Launched in Q4 2019 • Launched in 2019 • Virtual lease-to-own platform for online, brick and mortar and • Significant US market omni-channel retailers expansion opportunity • Sponsored by Republic Bank of Chicago and rolling out across • Unsecured Installment loans U.S. store network originated by Stride Bank • Significantly increases retailer sales by providing payment options for nonprime • CURO drives customer • Card and mobile-app enabled customers acquisition and services the checking account with FDIC- loans insured deposits • Marquee brands and partners, • Stride Bank licenses CURO’s such as Wayfair, Lenovo and proprietary decisioning platform • Combines a Visa-branded debit Affirm card and optional overdraft protection • Capitalizing on shift to work- • Ramp up expected to drive and shop-from-home earnings growth in 2021+ • Customers have loaded over $115 million on over 31,000 • CURO currently owns 43.5% • Currently available in 4 states; unique cards through May 31, 10 states by end of Q2 2020 2020

Consumer spending and activity levels trending upward

Positioned to benefit as reopening continues

U.S. credit and debit card spend vs. Jan. 2020 (1)



5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
-35%
24-Jan
31-Jan
7-Feb
14-Feb
21-Feb
28-Feb
6-Mar
13-Mar
20-Mar
27-Mar
3-Apr
10-Apr
17-Apr
24-Apr
1-May
8-May

Google Mobility Report: change to baseline U.S. (2)



40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
15-Feb
22-Feb
29-Feb
7-Mar
14-Mar
21-Mar
28-Mar
4-Apr
11-Apr
18-Apr
25-Apr
2-May
9-May
16-May
23-May
Retail & recreation
Grocery & pharmacy

Change in driving routing requests since 1/13/20 (3)



60%
40%
20%
0%
-20%
-40%
-60%
-80%
25%
18%
13-Jan
20-Jan
27-Jan
3-Feb
10-Feb
17-Feb
24-Feb
2-Mar
9-Mar
16-Mar
23-Mar
30-Mar
6-Apr
13-Apr
20-Apr
27-Apr
4-May
11-May
18-May
25-May
1-Jun
CURO's U.S. Store State Average
U.S.

Year-over-year % change in seated diners (4)



20%
0%
-20%
-40%
-60%
-80%
-100%
-70%
-80%
18-Feb
25-Feb
3-Mar
10-Mar
17-Mar
24-Mar
31-Mar
7-Apr
14-Apr
21-Apr
28-Apr
5-May
12-May
19-May
26-May
2-Jun
CURO's U.S. Store State Average
U.S.

(1) Opportunity Insights based on data from Affinity Solutions; change in average consumer credit and debit card spending, indexed to January 2020
(2) Google COVID-19 Community Mobility Report; charts movement trends over time; baseline is the median value, for the corresponding day of the week, during the 5-week period Jan 3–Feb 6, 2020
(3) Apple Maps Mobility Trends Report
(4) OpenTable; the state of the restaurant industry

17

Near-Term Opportunities Increase origination volumes in a responsible manner as markets reopen and our customers get back to work Capitalize on dramatic changes in credit availability as borrowers are increasingly turned away by prime and near-prime lenders Leverage strong competitive position and best-in-class omni-channel platform to grow in large markets amid competitive disruption The percentage of Americans with credit card Revolving accounts closed by credit issuers each lines reduced or closed already exceeds 2008 (1) month in 2020 (in millions) (2) 30% 25% 25% January 12.6 20% 17% 15% February 13.2 10% March 13.1 5% 0% April 16.5 April 2020 2008 18 (1) CompareCards and Phoenix Synergistics (2) Equifax and June 1, 2020 American Banker article, “Credit card lenders clamp down to mitigate coronavirus risk”

Recent Business Trends 2020 Weekly Loan Application Volume Customer Health and Care 100% • Early-stage delinquencies (loans 1-30 days past 90% due) peaked in mid-April, with steady improvement through the end of May 80% 70% • Early-stage delinquencies at the end of May over 26% below the same period a year ago 60% • COVID-19 Customer Care Program Updates: 50% • Forbearance extended to over 11% of our active 40% loans through May 31, 2020 30% • Weekly payment waivers peaked at $0.5 million 20% the week of April 12th and have fallen below $0.1 10% million the last two weeks of May 0% 3/7 4/4 5/2 5/9 3/14 4/11 2/22 2/29 3/21 3/28 4/18 4/25 5/16 5/23 5/30 Monthly Loan Balances Cash and Liquidity ($ in millions) • Cash: $700 $615 $618 $634 $620 • May 2020 - $250 million $600 $540 $499 • April 2020 - $230 million $500 • March 2020 - $135 million $400 • Total liquidity including undrawn revolving credit $300 facility availability at the end of May 2020 totaled $340 million $200 $100 $ Mar-19 Apr-19 May-19 Mar-20 Apr-20 May-20 Single Pay Open-End Installment (1) Total 19 (1) Includes Company-Owned Loans and Loans Guaranteed by the Company under CSO programs.

COVID-19 Customer Care Plan Reinforces our Commitment to Service and Responsible Lending Through May 2020, we have provided substantial financial support to our customers in the form of Payment Waivers, Due Date Changes and Payment Plans on over 53,000 loans or 11% of our active loans $2.8 million of Payments 28k Due Date Changes, and Waived on 17k accounts 8k Payment Plans Cashed stimulus checks Waived 90k Returned Item worth $37.7 million free of fees saving customers charge saving customers $1.8 million $750,000 Committed $500,000 to Frontline Foods to help feed healthcare workers 20

Financial Summary 21

Financial Results at a Glance

($Millions)

Gross Combined Loans Receivable

- Grew $5.3 million (+1%) vs. Q1 2019
- Growth was impacted by regulatory changes in California and early COVID-19 impacts particularly on Single Pay loans. Excluding California, Gross Combined loans receivable grew $60.9 million (+13%)

Revenue

- Year-over-year revenue growth of $2.9 million (+1%) on Loans Receivable changes
- Open-End QTD revenue grew 34.3% year-over-year on related loan growth of $73.2 million (+30%) vs Q1 2019
- Open-End growth partially offset by a decrease in Installment loans as a result of California changes effective January 1, 2020 (excluding California installment loans, revenue grew 6.7% vs. Q1 2019)

Gross Margin

- Declined 5.5% YoY primarily due to $12.0 million incremental COVID-related provision expense as a result of additions to the Allowance for Loan Losses

Corporate Expenses (2)

- Core annual decrease of 6.3% vs. Q1 2019 primarily due to timing and level of variable and deferred compensation plans

Dividends

- Paid quarterly $0.055 per share dividends on March 2, 2020 and May 27, 2020 out of current earnings

	Three months ended March 31, 2020	Three months ended March 31, 2019	Growth %
Revenue	$280.8	$277.9	1.0%
Gross margin	$99.7	$105.5	(5.5%)
Adjusted EBITDA(1)	$65.8	$72.9	(9.7%)
Adj. Net Income(1)	$32.3	$38.0	(15.0%)

2020 COVID-19 Response

- Full-year 2020 earnings guidance withdrawn
- 2020 Short-Term Incentive Plan cancelled
- $25 million share repurchase program suspended
- Establishment of an enhanced Customer Care Program to better serve our customers as they face economic challenges and uncertainties
  - Enables our team members to provide relief to customers in various ways, ranging from due date extensions, interest or fee forgiveness, payment waivers, or extended payment plans, depending on a customer's individual circumstance
  - Temporarily suspended all returned item fees
- Designation of most of our stores across both the U.S. and Canada as essential, allowing them to remain open
- Adjusted our credit underwriting models to tighten approval rates and enhance our employment and income verification practices for both our store and on-line lending platforms
- Implemented work-from-home by March 30th for virtually all 1,100 contact center and corporate support personnel in Wichita, Toronto and Chicago
- $12.0 million Allowance Build for post-March 31, 2020 increase in delinquencies

(1) Refer to slides 26 and 27 for reconciliation of Adjusted Net Income and Adjusted EBITDA to their closest GAAP measures, Net Income.
(2) Corporate, district and other expense as defined in the Company's Annual Report on Form 10-K filed on March 9, 2020.

22

Improved Quarterly Net Charge-Off Rates NCO Rates by Country – All Products 25.0% 20.0% » U.S. NCO rates stable overall; improvements in Open-End, CSO and Single-Pay 15.0% » Canada NCO rates increased slightly from 2019 due to impacts from COIVD-19 10.0% 5.0% 0.0% U.S. Canada Consolidated Q4 2018 Q4 2019 Q1 2020 Consolidated Quarterly NCO Rate by Product » Unsecured and Secured Installment NCO 50.0% rates increased due to California portfolio repositioning and optimization 40.0% » CSO rates improved because of comparisons to higher relative loss rates in 30.0% the former Ohio portfolio and better credit performance in Texas 20.0% » Open-End driven by product seasoning in 10.0% Canada and Virginia » Single pay driven by extended payment plan 0.0% changes in Canada Unsecured Secured CSO Open-end Single-Pay Total Installment Installment Q4 2018 Q4 2019 Q1 2020 23

Strong Debt Capitalization and Liquidity

Well-positioned Funding for Growth Supported by High-Quality Partners



Maturity Dates
2020 2021 2022 2023 2024 2025
Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
Senior Notes
U.S. SPV [3]
Canada SPV
U.S. Revolver
Canada Revolver

	Interest Rate	Counterparties
Senior Notes	8.25%	
U.S. SPV [3]	1-Mo LIBOR +5.75% or 9.75%(5)	ATALAYA
Canada SPV	3-Mo CDOR +6.75%	WATERFALL Asset Management
U.S. Revolver	1-Mo LIBOR +5.00%	BayCoast Bank; Metropolitan Commercial Bank; Stride Bank
Canada Revolver	Canada Prime Rate +1.95%	RBC Royal Bank

Proven Access to Diverse Funding Sources

($ in millions)



$1,200
$1,000
$800
$600
$400
$200
$-
$695
$765
$877
$877
$977
12/31/2016
12/31/2017
12/31/2018
12/31/2019
5/31/2020
Senior Notes
U.S. SPV Commitment (3)
Canada SPV Commitment
U.S. Revolver Capacity
Canada Revolver Capacity
Total

Strong Liquidity with Stable Leverage

($ in millions)	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019	March, 31 2020	May 31, 2020
Unrestricted cash	$ 182.9	$ 153.5	$ 61.2	$ 75.2	$ 138.7	$ 250.6
Total Liquidity					$ 205.6	$ 344.4
LTM adjusted ROAA [1]	11.3%	11.3%	10.9%	13.2%	11.5%	
Debt / LTM adjusted EBITDA [1]	3.2x	3.0x	3.7x	3.0x	3.1x	
Net Debt / LTM adjusted EBITDA [2]	2.7x	2.5x	3.2x	2.6x	2.8x	

Note: Debt balances are reflected net of deferred interest costs. Subtotals may not sum due to rounding.

(1) Refer to slides 26 and 27 for reconciliation of Adjusted EBITDA and Adjusted Net Income to their closest GAAP measures, Net Income and slide 28 for calculation of ROAA.

(2) Net Debt excludes U.S. and Canada SPV debt.

(3) The Non-Recourse U.S. SPV Facility ("U.S. SPV") was entered into on April 8, 2020. Concurrent with the closing, we drew $35.2 million on the facility. The Non-Recourse U.S. SPV Facility provides for $100.0 million of borrowing capacity and, subject to obtaining additional commitments thereunder, the ability to expand such capacity up to $200.0 million. Prior to the increase in commitments, interest accrues at an annual rate of one-month LIBOR plus 9.75% and after the increase in commitments, one-month LIBOR plus 5.75%.

24

Appendix 25

Historical Consolidated Adjusted EBITDA Reconciliation

($Millions)

	3 months ended March 31, 2018	3 months ended March 31, 2019	3 months ended March 31, 2020	Year ended December 31, 2018	Year ended December 31, 2019
Net Income from continuing operations	$ 24.9	$ 28.7	$ 36.0	$ 16.5	$ 103.9
Provision for Income Taxes	11.5	10.0	1.9	1.7	38.6
Interest Expense	22.4	17.7	17.3	84.4	69.8
Depreciation and Amortization	4.5	4.9	4.5	18.3	18.6
EBITDA	$ 63.3	$ 61.3	$ 59.8	$ 120.8	$ 230.8
Loss on extinguishment of debt (1)	11.4	-	-	90.6	-
U.K. related costs (2)	-	7.8	-	-	8.8
Loss from equity method investment (3)	-	-	1.6	-	6.3
Share-based compensation (4)	1.8	2.2	3.2	8.2	10.3
Legal and related costs (5)	-	1.8	1.1	(0.3)	3.0
Restructuring costs (6)	-	-	-	-	1.8
Other Adjustments (7)	(0.0)	(0.2)	-	0.5	0.0
Adjusted EBITDA	$ 76.5	$ 72.9	$ 65.8	$ 219.8	$ 261.1
Adjusted EBITDA Margin	30.6%	26.2%	23.4%	21.0%	22.9%

(1) For the year ended December 31, 2018, the $90.6 million of loss on extinguishment of debt is comprised of (i) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022, (ii) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes and (iii) $9.7 million incurred in the fourth quarter of 2018 for the redemption of the Non-Recourse U.S. SPV Facility.

(2) U.K. related costs of $8.8 million for the year ended December 31, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which included $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $1.2 million for other costs.

(3) The Loss from equity method investment for the three months ended March 31, 2020 of $1.6 million includes our share of the estimated GAAP net loss of Katapult. As of March 31, 2020, we owned 42.5% of the outstanding shares of Katapult. For the year ended December 31, 2019, $6.3 million includes (a) our share of the estimated GAAP net loss of Katapult and (b) a $3.7 million market value adjustment recognized during the second quarter of 2019 as a result of an equity raising round from April through July of 2019 that implied a value per share less than the value per share raised in prior raises.

(4) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(5) Legal and other costs for the three months ended March 31, 2020 include (i) costs related to certain securities litigation and related matter, (ii) severance costs for certain corporate employees and (iii) legal and advisory costs related to the purchase of Ad Astra. Legal and other costs for the year ended December 31, 2019 include (i) $1.8 million due to eliminating 121 positions in North America in the first quarter, (ii) costs related to certain securities litigation and related matters of $2.5 million, (iii) legal and advisory costs of $0.3 million related to the repurchase of shares from FFL and (iv) $0.3 million of legal and advisory costs related to the purchase of Ad Astra. Legal and other costs for the year ended December 31, 2018 includes (i) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (ii) a securities class action lawsuit and (iii) settlement of certain matters in California and Canada.

(6) Restructuring costs of $1.8 million for the year ended December 31, 2019 were due to eliminating 121 positions in North America. The store employee reductions help better align store staffing with in-store customer traffic and volume patterns, as more of our growth comes from online channels and as store customers require less time in stores as they conduct more of the follow-up activities online. The elimination of certain corporate positions relate to efficiency initiatives and has allowed the Company to reallocate investment to strategic growth activities.

(7) Other adjustments include the intercompany foreign exchange impact and, prior to January 1, 2019, deferred rent. Deferred rent represented the non-cash component of rent expense, which was recognized ratably on a straight-line basis over the lease term. As of January 1, 2019, we adopted ASU No. 2016-02, Leases, which requires all leases to be recognized on the balance sheet. As a result, we no longer recognize deferred rent.

26

Historical Consolidated Adjusted Net Income Reconciliation

($Millions)

	3 months ended March 31, 2018	2019	2020	Year ended December 31, 2018	2019
Net Income from continuing operations	$ 24.9	$ 28.7	$ 36.0	$ 16.5	$ 103.9
Loss on extinguishment of debt (1)	11.7	-	-	93.8	-
Restructuring costs (2)	-	-	-	-	1.8
Legal and related costs (3)	-	1.8	1.1	(0.3)	3.0
U.K. related costs (4)	-	7.8	-	-	8.8
Loss from equity method investment (5)	-	-	1.6	-	6.3
Share-based compensation (6)	1.8	2.2	3.2	8.2	10.3
Intangible asset amortization	0.7	0.8	0.7	2.8	2.9
Impact of tax law changes (7)	1.8	-	(9.1)	(1.6)	-
Cumulative tax effect of adjustments	(3.7)	(3.3)	(1.3)	(27.0)	(7.0)
Adjusted net income from continuing operations	$ 37.2	$ 38.0	$ 32.3	$ 92.3	$ 130.1
Net income from continuing operations	$ 24.9	$ 28.7	$ 36.0	$ 16.5	$ 103.9
Diluted Weighted Average Shares Outstanding	47.4	47.3	41.9	48.0	46.0
Diluted Earnings per Share from Continuing Operations	$ 0.53	$ 0.61	$ 0.86	$ 0.34	$ 2.26
Per share impact of adjustments to net income	$ 0.25	$ 0.19	$ (0.09)	$ 1.59	$ 0.57
Adjusted Diluted Earnings per Share from Continuing Operations	$ 0.78	$ 0.80	$ 0.77	$ 1.93	$ 2.83

(1) For the year ended December 31, 2018, the $90.6 million of loss on extinguishment of debt is comprised of (i) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CFTC 12.00% Senior Secured Notes due 2022, (ii) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes and (iii) $9.7 million incurred in the fourth quarter of 2018 for the redemption of the Non-Recourse U.S. SPV Facility.

(2) Restructuring costs of $1.8 million for the year ended December 31, 2019 were due to eliminating 121 positions in North America. The store employee reductions help better align store staffing with in-store customer traffic and volume patterns, as more of our growth comes from online channels and as store customers require less time in stores as they conduct more of the follow-up activities online. The elimination of certain corporate positions relate to efficiency initiatives and has allowed the Company to reallocate investment to strategic growth activities.

(3) Legal and other costs for the three months ended March 31, 2020 include (i) costs related to certain securities litigation and related matter, (ii) severance costs for certain corporate employees and (iii) legal and advisory costs related to the purchase of Ad Astra. Legal and other costs for the year ended December 31, 2019 include (i) $1.8 million due to eliminating 121 positions in North America in the first quarter, (ii) costs related to certain securities litigation and related matters of $2.5 million, (iii) legal and advisory costs of $0.3 million related to the repurchase of shares from FFL and (iv) $0.3 million of legal and advisory costs related to the purchase of Ad Astra. Legal and other costs for the year ended December 31, 2018 includes (i) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans, (ii) a securities class action lawsuit and (iii) settlement of certain matters in California and Canada.

(4) U.K. related costs of $8.8 million for the year ended December 31, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which included $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $1.2 million for other costs

(5) The Loss from equity method investment for the three months ended March 31, 2020 of $1.6 million includes our share of the estimated GAAP net loss of Katapult. As of March 31, 2020, we owned 42.5% of the outstanding shares of Katapult. For the year ended December 31, 2019, $6.3 million includes (a) our share of the estimated GAAP net loss of Katapult and (b) a $3.7 million market value adjustment recognized during the second quarter of 2019 as a result of an equity raising round from April through July of 2019 that implied a value per share less than the value per share raised in prior raises.

(6) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(7) On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act ("CARES Act") was enacted by the U.S. Federal government in response to the COVID-19 pandemic. The CARES Act, among other things, allows net operating losses ("NOLs") incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. We recorded an income tax benefit of $9.1 million related to the carryback of NOL from tax years 2018 and 2019. For the year ended December 31, 2017, as a result of the Tax Cuts and Jobs Act of 2017 ("2017 Tax Act"), which became law on December 22, 2017, we provided an estimate of the new repatriation tax as of December 31, 2017. Subsequent to further guidance published in the first quarter of 2018, we booked additional tax expense of $1.2 million for the 2017 repatriation tax. Based upon additional interpretations and finalization of our 2017 income tax returns, the total repatriation tax was further adjusted in the fourth quarter of 2018, producing a tax benefit of $2.8 million in that period. This resulted in a net tax benefit of $1.6 million for the full year.

27

Historical Gross Combined Loan Receivables and Adjusted ROAA Reconciliations Period ending (in millions) Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Dec. 31, 2019 Mar. 31, 2020 Company-owned gross loans receivable $273.2 $413.2 $571.6 $665.8 $564.4 Gross loans receivable guaranteed by the Company 68.0 78.8 80.4 76.7 55.9 Gross combined loans receivable $341.2 $492.0 $652.0 $742.5 $620.3 (in millions) Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Dec. 31, 2019 Mar. 31, 2020 Total assets $727.4 $802.1 $884.8 $1,081.9 $1,066.8 Average assets 661.7 764.8 843.4 983.3 1,074.3 LTM Adjusted Net Income from Continuing Operations 74.5 86.8 92.3 130.1 124.4 LTM Adjusted ROAA 11.3% 11.3% 10.9% 13.2% 11.6% Note: Subtotals may not sum due to rounding. The above table summarizes Company-owned gross loans receivable, a GAAP balance sheet measure, and reconciles it to gross combined loans receivable, a non-GAAP measure including loans originated by third-party lenders through CSO programs, which are not included in our Condensed Consolidated Financial Statements but from which we earn revenue and for which we provide a guarantee to the lender. 28

Adjusted Pre-tax Income and Adjusted Tax Expense Reconciliations ($Millions) 3 Months ended March 31, 2019 2020 Pre-tax income from continuing operations $ 28.7 $ 36.0 Loss on extinguishment of debt (1) - - Restructuring costs (2) - - Legal and related costs (3) 1.8 1.1 U.K. related costs (4) 7.8 - Loss from equity method investment (5) - 1.6 Share-based compensation (6) 2.2 3.2 Intangible asset amortization 0.8 0.7 Adjusted pre-tax income from continuing operations $ 41.2 $ 42.7 Tax expense $ 10.0 $ 1.9 Impact of tax law changes (7) - (9.1) Cumulative tax effect of adjustments (3.3) (1.3) Adjusted tax expense $ 13.3 $ 12.4 Adjusted tax expense / Adjusted pre-tax income from continuing operations 32.3% 29.0% 29 Refer to slide 27 for explanation of footnotes referenced above.

Reconciliation of Q2 2020 Guidance for Diluted Earnings per Share from Continuing Operations to Adjusted Diluted Earnings per Share from Continuing Operations ($ Millions except shares outstanding and earnings per share) Outlook 3 Months Ended June 30, 2020 Low High Net Income from Continuing Operations $ 13.7 $ 20.0 Loss from equity method investment (1) - - Legal and other costs (1) - - Share-based compensation (2) 3.3 3.3 Intangible asset amortization (2) 0.7 0.7 Cumulative tax effect of adjustments (2) (1.1) (1.1) Adjusted Net Income from Continuing Operations $ 16.7 $ 22.9 Diluted Weighted Average Shares Outstanding 41,675 41,675 Diluted Earnings per Share from Continuing Operations $ 0.33 $ 0.48 Per share impact of adjustments to Net Income from Continuing Operations $ 0.07 $ 0.07 Adjusted Diluted Earnings per Share from Continuing Operations $ 0.40 $ 0.55 30 (1) The Company does not forecast earnings or losses from equity method investments or costs that may be included within Legal and other costs. (2) Refer to descriptions for comparable captions on Slide 27.